UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2024

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported, on June 17, 2024, David S. Smith announced his decision to retire from his positions as Vice President, Chief Financial Officer and Treasurer of AstroNova, Inc. (the “Company”) and plans to pursue part-time corporate advisory and consulting opportunities. Pursuant to the terms of a Separation Agreement and General Release entered into by the Company and Mr. Smith on June 25, 2024 (the “Separation Agreement”), Mr. Smith’s employment will terminate on July 12, 2024.

Pursuant to the Separation Agreement, (i) Mr. Smith will receive payment of his base salary (minus federal state, and local withholdings and any liens), at his current weekly rate times fifty-two (52) weeks (not including bonuses or other incentives), in weekly payments in accordance with the Company’s usual payroll practices, (ii) Mr. Smith will receive payment of his housing allowance through July 2024, and in addition, should he choose to terminate his lease on or prior to July 31, 2024, the Company will reimburse him for any documented early termination or lease breakage fee, (iii) all outstanding and unvested time-based restricted stock units (not including performance-based restricted stock units that have become Earned RSUs within the meaning of those awards) set forth on Schedule A to the Separation Agreement shall continue to vest in accordance with their original vesting schedules, notwithstanding the occurrence of the termination of his employment, (iv) any options issued under the Company’s 2018 Equity Incentive Plan will terminate in accordance with the terms of such plan, (v) if Mr. Smith elects COBRA continuation coverage on a timely basis, the Company will subsidize 100% of the cost of COBRA coverage until the earlier to occur of (a) 18 months following Mr. Smith’s separation date or (b) the date Mr. Smith obtains alternate coverage through another employer or provider, (vi) all outstanding performance-based restricted stock units that have become Earned RSUs (within the meaning of those awards) prior to Mr. Smith’s separation date, which are listed on Schedule A to the Separation Agreement, shall become fully vested and will be settled on January 13, 2025, and (vii) payment for any accrued and unused paid time off will be paid on the next regularly scheduled pay date after Mr. Smith’s separation date.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Separation Agreement dated June 25, 2024 between the Company and David S. Smith*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential portions of this exhibit were omitted because the identified confidential provisions (i) are not material and (ii) are the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: June 27, 2024	By:	/s/ Gregory A. Woods
Gregory A. Woods
President and Chief Executive Officer